Exhibit 99.3
Investor Relations Update
April 27, 2023
General Overview

●
Capacity - The Company expects its second-quarter capacity to be up approximately 3.5% to 5.5% versus the second quarter of 2022. Based on current assumptions, the Company continues to expect its full-year capacity to be up approximately 5% to 8% year over year.

●	TRASM - The Company expects its second-quarter total revenue per available seat mile (TRASM) to be down approximately 2% to 4% versus the second quarter of 2022.

●
CASM-ex1 - The Company expects its second-quarter CASM-ex to be up approximately 3.5% to 5.5% versus the second quarter of 2022. The Company’s forecast includes the estimated impact of a new pilot agreement in the second quarter and other open labor agreements in the second half of the year. Anticipated new labor agreements are estimated to have a full-year 2023 impact of approximately 3 points of CASM-ex.

●
Fuel - Based on the April 14, 2023, forward fuel curve, the Company expects to pay an average of between $2.65 and $2.75 per gallon of jet fuel (including taxes) in the second quarter. Based on its current plans, the Company expects to consume approximately 1,040 million gallons of jet fuel in the second quarter.

●	Adjusted operating margin[1] - The Company expects an adjusted operating margin of approximately 11% to 13% in the second quarter.

●	Adjusted nonoperating expense[1] - The Company expects its total adjusted nonoperating expense to be approximately $405 million in the second quarter.

●
Adjusted EPS[1] - Based on the assumptions outlined above, the Company presently expects its second-quarter adjusted earnings per diluted share to be between approximately $1.20 and $1.40. The Company continues to expect its full-year adjusted earnings per diluted share to be between $2.50 and $3.50, based on current assumptions.

Notes:

1.
CASM-ex is cost per available seat mile (CASM) excluding fuel and net special items and is a non-GAAP measure. All adjusted operating margin, adjusted nonoperating expense and adjusted earnings per diluted share guidance excludes the impact of net special items and are non-GAAP measures. The Company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of net special items cannot be determined at this time. Please see GAAP to non-GAAP reconciliation at the end of this document.

Please refer to the footnotes and the forward-looking statements page of this document for additional information.

Financial Update
April 27, 2023

2Q 2023[1]
Available seat miles (ASMs)	~ + 3.5% to + 5.5% (vs. 2Q 22)
TRASM	~ - 2.0% to - 4.0% (vs. 2Q 22)
CASM excluding fuel and net special items	~ + 3.5% to + 5.5% (vs. 2Q 22)
Average fuel price (incl. taxes) ($/gal)	~ $2.65 to $2.75
Fuel gallons consumed (mil)	~ 1,040
Adjusted operating margin	~ 11.0% to 13.0%
Adjusted nonoperating expense ($ mil)	~ $405
Adjusted earnings per diluted share ($/share)	~ $1.20 to $1.40
2Q 2023 Shares Forecast
Shares (mil)[2]
Earnings Level ($ mil)	Basic	Diluted	Addback ($ mil)[3]
Earnings above $128	653.2	721.3	$12
Earnings up to $128	653.2	659.5	—
Net loss	653.2	653.2	—

	FY 2023[1]
Available seat miles (ASMs)	~ + 5.0% to + 8.0% (vs. 2022)
Adjusted earnings per diluted share ($/share)	~ $2.50 to $3.50
	FY 2023 Shares Forecast
	Shares (mil)[2]
Earnings Level ($ mil)	Basic	Diluted	Addback ($ mil)[3]
Earnings above $471	653.1	722.3	$44
Earnings up to $471	653.1	660.5	—
Net loss	653.1	653.1	—
Notes:

1.
Includes guidance on certain non-GAAP measures, which exclude, among other things, net special items. The Company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of net special items cannot be determined at this time. Please see the GAAP to non-GAAP reconciliation at the end of this document. Numbers may not recalculate due to rounding.

2.	Shares outstanding are based upon several estimates and assumptions, including average per share stock price and stock award activity. The number of shares in actual calculations of earnings per share will likely be different from those set forth above.
3.	Interest addback for earnings per diluted share calculation for 6.5% convertible notes, net of estimated profit sharing, short-term incentive and tax effects.
Please refer to the footnotes and the forward-looking statements page of this document for additional information.

GAAP to Non-GAAP Reconciliation
April 27, 2023
The Company sometimes uses financial measures that are derived from the condensed consolidated financial statements or otherwise provided in the form of guidance but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The table below presents the reconciliation of total operating costs (GAAP measure) to total operating costs excluding fuel and net special items (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding fuel and net special items. Management uses total operating costs excluding fuel and net special items and CASM excluding fuel and net special items to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. Additionally, net special items may vary from period-to-period in nature and amount. These adjustments to exclude fuel and net special items allow management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

GAAP to Non-GAAP Reconciliation of Total Operating Costs and CASM ($ mil, except ASM and CASM data)
	2Q 23 Range
	Low	High
Total operating expenses	$11,743	$12,198
Less fuel expense	2,756	2,860
Less operating net special items	—	—
Total operating expense excluding fuel and net special items (Non-GAAP)	$8,987	$9,338

Total CASM (cts)	17.15	17.47

Total CASM excluding fuel and net special items (cts) (Non-GAAP)	13.12	13.38
Percentage change compared to 2Q 2022 (%)	3.5%	5.5%

Total ASMs (bil)	68.5	69.8

Note: Amounts may not recalculate due to rounding.

Please refer to the footnotes and the forward-looking statements page of this document for additional information.

Forward Looking Statements
April 27, 2023
Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

Please refer to the footnotes and the forward-looking statements page of this document for additional information.